Exhibit 99.1

 Enterasys Networks Agrees to be Acquired by Private Investment Firms
                for $386 Million, or $13.92 Per Share

    ANDOVER, Mass.--(BUSINESS WIRE)--Nov. 14, 2005--

    Company gains financial resources and flexibility to succeed in industry consolidation

    Enterasys Networks, Inc. (NYSE: ETS), the Secure Networks Company(TM), today announced that it has signed a definitive merger agreement to be acquired by an investment group led by the private investment firms The Gores Group, LLC ("Gores") and Tennenbaum Capital Partners, LLC ("Tennenbaum") for $386 million.
    The Board of Directors of Enterasys has approved the transaction based upon the unanimous recommendation of a Special Committee of independent directors. Under the terms of the agreement, each outstanding share of Enterasys common stock will be converted into the right to receive $13.92 in cash, representing a premium of 32 percent over the closing price on the New York Stock Exchange on November 11, 2005. The transaction, which is expected to be completed in the first quarter of fiscal 2006, is subject to approval by Enterasys shareholders and other customary closing conditions, including regulatory approvals.
    Mark Aslett, president and chief executive officer of Enterasys, said, "This transaction provides our shareholders with a substantial premium over the current market and enterprise values of the Company. The price reflects our success in repositioning Enterasys and returning it to a solid operational and financial position, as demonstrated by our strong Q3 results. Looking forward, we believe operating as a private company with the backing of Gores and Tennenbaum will enable us to capture market opportunities not available to Enterasys today. Both investment firms have a long-term view and established track records of successfully working with company management to help companies succeed, especially in industries expected to see significant change.
    "We anticipate that this combination will enable Enterasys to enhance the value it delivers to customers, partners, employees and other constituencies as we leverage our leadership position in secure networking," continued Aslett.
    "The transaction would not have been possible without the dedication of all our employees. It builds on their hard work over the last several years by adding resources and creating a new platform for Enterasys to actively participate in future networking industry consolidation. The Company's current senior management team will continue to lead Enterasys, with corporate headquarters remaining in Andover, Massachusetts," concluded Aslett.
    Alec E. Gores, chairman and founder of Gores, said, "Enterasys has world-class technology, an impressive customer base, outstanding employees and a proven management team--which are qualities we look for in an investment. With the added support, financial resources and specialized expertise of Gores and Tennenbaum, we believe Enterasys can create even greater value for enterprise customers through continued technology leadership and by pursuing growth opportunities we see in the industry."
    Michael E. Tennenbaum, senior managing partner of Tennenbaum, said, "We are particularly pleased to partner with The Gores Group and Enterasys in moving Enterasys to a new level of success. This transaction provides operational support and financial resources that will enable Enterasys to be a more formidable competitor in the global market for enterprise networking solutions."
    JPMorgan Securities, Inc. served as financial advisor to the Company and the Special Committee, and Ropes & Gray LLP acted as legal advisor to the Board of Directors in connection with the transaction.

    Conference Call

    Enterasys will host a conference call regarding this announcement today, Monday, November 14, 2005, at 2:00 p.m. EST. A live Webcast of the call will be accessible from the "Investors" section of the Enterasys Web site at www.enterasys.com/corporate/ir/. The call will be available for replay through November 21, 2005. To access the replay, dial 888-286-8010 and enter pass code 30172787, or visit the "Investors" section of Enterasys' Web site.

    About Enterasys Networks

    Enterasys Networks is the Secure Networks Company(TM), providing enterprise customers with innovative network infrastructure products, services and solutions that deliver the security, productivity and adaptability benefits required by Global 2000 organizations. For more information on Enterasys Secure Networks and the company's products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems, visit www.enterasys.com.

    About The Gores Group LLC

    Founded in 1987, Gores is a private investment firm focused on the technology, telecommunications, and business services sectors. The firm combines the seasoned M&A team of a traditional financial buyer with the operational expertise and detailed due diligence capabilities of a strategic buyer. Gores has a long standing record of creating sustainable value in its portfolio companies by focusing on customers and employees, supporting management with operational expertise and providing the capital required for growth. Recent transactions include, among others, Anker Systems in the United Kingdom, for which a public offering was recently completed, WireOne, VSPAN, Proxicom, Global Tel*Link and National Public Markets Company, which was purchased from AT&T. Headquartered in Los Angeles, California, Gores maintains offices in Boulder, Colorado; New York; Zurich and London. For more information, please visit www.gores.com.

    About Tennenbaum Capital Partners, LLC

    Tennenbaum Capital Partners is a Santa Monica, California-based private investment firm managing over $3.7 billion in assets through private funds. The firm's investment strategy is grounded in a long-term, value approach, and it assists - both financially and operationally - transitional middle market companies in such industries as technology, healthcare, energy, aerospace, business services, retail and general manufacturing. Tennenbaum's core strengths include in-depth knowledge of equity and debt financing vehicles in the public and private markets, as well as a thorough understanding of special situations. For more information, please visit www.tennenbaumcapital.com

    Proxy Information

    In connection with Enterasys' solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger, Enterasys will file with the Securities and Exchange Commission (the "SEC"), and will furnish to its shareholders a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's Web site at www.sec.gov. Shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) on the Web at www.enterasys.com, or by directing a request by mail or telephone to Enterasys Networks, Inc., 50 Minuteman Road, Andover, MA, 01810, Attention: Investor Relations; Telephone:
978-684-1473.
    Enterasys and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from Enterasys' shareholders in favor of the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in Enterasys' proxy statement relating to proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Enterasys common stock as of August 30, 2005, is also set forth in the Schedule 14A filed by Enterasys on September 15, 2005, with the SEC.
    This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
    Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: risks associated with the proposed merger; worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the fiscal quarter ended October 1, 2005.

    CONTACT: Kevin Flanagan
             Enterasys Networks
             978-684-1473
             kflanaga@enterasys.com